  As filed with the Securities and Exchange Commission on November 30, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                MERCK & CO., INC.
               (Exact Name of issuer As Specified in Its Charter)

                                  P.O. BOX 100
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100

                   (Address of Principal Executive Offices)

NEW JERSEY                                                          22-1109110
(State of Incorporation)                  (I.R.S. Employer Identification No.)

          SIBIA NEUROSCIENCES, INC. 1981 EMPLOYEE STOCK OPTION PLAN
    SIBIA NEUROSCIENCES, INC. 1992 STOCK OPTION AND RESTRICTED STOCK PLAN
             SIBIA NEUROSCIENCES, INC. 1996 EQUITY INCENTIVE PLAN
    SIBIA NEUROSCIENCES, INC. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
         SIBIA NEUROSCIENCES, INC. MANAGEMENT CHANGE-OF-CONTROL PLAN
                            (Full Title of the Plans)

                                CELIA A. COLBERT
              Vice President, Secretary & Assistant General Counsel
                                MERCK & CO., INC.
                                  P.O. Box 100
                    Whitehouse Station, New Jersey 08889-0100
                                 (908) 423-1000
            (Name, Address and Telephone Number of Agent for Service)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE



================================================================================================================================
Title of Securities to be       Amount to           Proposed maximum offering        Proposed maximum           Amount of
         Registered             be Registered            price per share*        aggregate offering price    registration fee
--------------------------------------------------------------------------------------------------------------------------------
 Common Stock ($0.01
        per share)               154,001 shares             $79.O3                      $12,170,699.03           $3,383.45
================================================================================================================================

* The prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock as reported on the composite tape of New York Stock Exchange listed issues on November 24, 1999.

--------------------------------------------------------------------------------

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the registrant (Exchange Act File No. 1-3305) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

 (a) Annual Report on Form 10-K, filed March 24, 1999 for the fiscal year ended December 31, 1998;

 (b) Quarterly Report on Form 10-Q filed on May 12, 1999 for the quarter ended March 31, 1999;

 (c) Form 10-K/A filed on June 11, 1999, amending the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

 (d) Quarterly Report on Form 10-Q filed on August 12, 1999 for the quarter ended June 30, 1999;

 (e) Quarterly Report on Form 10-Q filed on November 12, 1999 for the quarter ended September 30, 1999;

 (f) Proxy Statement for the Annual Meeting of Stockholders held on April 27, 1999; and

 (g) The descriptions of the Common Stock of the registrant set forth in the registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

        All documents filed by the registrant pursuant to Section 13, 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. An Exhibit Index can be found on page 13 of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the Common Stock will be passed upon for the Company by Celia A. Colbert, Vice President, Secretary & Assistant General Counsel of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The New Jersey Business Corporation Act provided that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

        The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

       The Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

        The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

        (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit, or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person's being or having been such director, officer or employee, and

        (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

       The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Company, or are or were serving, shall serve, or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.  EXHIBITS

-------------------------------------------------------------------------------------
EXHIBIT
NUMBER                         DESCRIPTION                 METHOD OF FILING
-------------------------------------------------------------------------------------
   3(a)       --    Restated Certificate of        Incorporated by reference to Form
                    Incorporation of the           10-K Annual Report for the fiscal
                    registrant (May 6, 1992)       year ended December 31, 1992

   3(b)       --    Certificate of Amendment       Incorporated by reference to Form
                    to the Certificate of          10-K Annual Report for the fiscal
                    Incorporation of Merck & Co.   year ended December 31, 1998
                    Inc. (as amended January 14,
                    1999, effective February
                    16, 1999)


   3(c)       --    By-Laws of the registrant      Incorporated by reference to Form
                    (as amended effective          10-Q Quarterly Report for the
                    February 25, 1997)             period ended March 31, 1997

     5        --    Opinion of Consent of          Filed with this Registration
                    Celia A. Colbert, Vice         Statement
                    President, Secretary and
                    Assistant General Counsel
                    of registrant

    23        --    Consent of Arthur              Included at Page 12 of this
                    Andersen LLP                   Registration Statement

    24        --    Certified Resolution of        Filed with this Registration
                    Board of Directors and         Statement
                    Power of Attorney
-------------------------------------------------------------------------------------

ITEM 9. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

1(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Whitehouse Station and the State of New Jersey on the 29th day of November 1999.

                                       MERCK & CO., INC.

                                 By:                 *
                                       ----------------------------------
                                       Raymond V. Gilmartin
                                       Chairman of the Board, President
                                       & Chief Executive Officer

                                 By:   /s/ Celia A. Colbert
                                       ----------------------------------
                                       Celia A. Colbert
                                       Vice President, Secretary &
                                       Assistant General Counsel

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURES                         TITLE                    DATE
-----------------------------   ------------------------        -----------------
               *
-----------------------------
Raymond V. Gilmartin             Chairman of the Board,       November 29, 1999
                                 President & Chief
                                 Executive Officer;
                                 Principal Executive
                                 Officer; Director

               *
-----------------------------
Judy C. Lewent                   Senior Vice President &      November 29, 1999
                                 Chief Financial Officer;
                                 Principal Financial
                                 Officer


               *
-----------------------------
Richard C. Henriques, Jr.        Vice President,              November 29, 1999
                                 Controller; Principal
                                 Accounting Officer

               *
-----------------------------
H. Brewster Atwater, Jr.                  Director            November 29, 1999

               *
-----------------------------
Derek Birkin                              Director            November 29, 1999

               *
-----------------------------
Lawrence A. Bossidy                       Director            November 29, 1999

               *
-----------------------------
William G. Bowen                          Director            November 29, 1999

               *
-----------------------------
Johnnetta B. Cole                         Director            November 29, 1999

               *
-----------------------------
Carolyne K. Davis                         Director            November 29, 1999

* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

               *
-----------------------------
Lloyd C. Elam                             Director            November 29, 1999

               *
-----------------------------
Charles E. Exley, Jr.                     Director            November 29, 1999

               *
-----------------------------
William N. Kelley                         Director            November 29, 1999

               *
-----------------------------
Edward M. Scolnick                        Director            November 29, 1999

               *
-----------------------------
Samuel O. Thier                           Director            November 29, 1999

               *
-----------------------------
Dennis Weatherstone                       Director            November 29, 1999


* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.

                                 By:   /s/ Celia A. Colbert
                                       ------------------------------
                                       Celia A. Colbert
                                       Vice President, Secretary &
                                       Assistant General Counsel
                                       Attorney-in-Fact

                                                                      EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 26, 1999 included in and incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1998, as amended by Form 10-K/A dated June 11, 1999 and to all references to our firm included in or made a part of this Registration Statement.

                                       ARTHUR ANDERSEN LLP

New York, NY
November 30, 1999

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------
EXHIBIT
NUMBER                   DESCRIPTION                   METHOD OF FILING
--------------------------------------------------------------------------------
  3(a)          --  Restated Certificate of    Incorporated by reference to
                    Incorporation of the       Form 10-K Annual Report for the
                    registrant (May 6, 1992)   fiscal year ended December 31,
                                               1992

  3(b)          --  Certificate of Amendment   Incorporated by reference to Form
                    to the Certificate of      10-K Annual Report for the
                    Incorporation of Merck &   fiscal year ended December 31,
                    Co., Inc. (as amended      1998
                    January 14, 1999,
                    effective February 16,
                    1999)

  3(c)          --  By-Laws of the registrant  Incorporated by reference to
                    (as amended effective      Form 10-Q Quarterly Report for the
                    February 25, 1997)         period ended March 31, 1997


    5           --  Opinion of Consent of      Filed with this Registration
                    Celia A. Colbert, Vice     Statement
                    President, Secretary and
                    Assistant General Counsel
                    of registrant

   23           --  Consent of Arthur          Included at Page 12 of this
                    Andersen LLP               Registration Statement

   24           --  Certified Resolution of    Filed with this Registration
                    Board of Directors and     Statement
                    Power of Attorney
--------------------------------------------------------------------------------